UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

LIVEWIRE GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	87-4730333
(Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3700 West Juneau Avenue

Milwaukee, WI 53208

(Address of Principal Executive Offices, including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.0001 per share	The New York Stock Exchange
Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-262573-01

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are shares of Common Stock, par value $0.0001 per share (the “Common Stock”), and warrants to purchase shares of Common Stock (the “Warrants”) of LiveWire Group, Inc. (the “Registrant”).

The description of the Common Stock and Warrants contained in the sections entitled “Description of HoldCo’s Securities” and “Comparison of Corporate Governance and Shareholder Rights” in the proxy statement/prospectus included in the Registration Statement on Form S-4 (File No. 333-262573), as originally filed with the Securities and Exchange Commission on February 7, 2022, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed herewith or incorporated by reference, because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 26, 2022	LIVEWIRE GROUP, INC.

	By:	/s/ Amanda Parker
	Name:	Amanda Parker
	Title:	Chief Legal Officer